          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934

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                 GOLDEN WEST FINANCIAL CORPORATION
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                       GOLDEN WEST FINANCIAL CORPORATION
                1901 HARRISON STREET, OAKLAND, CALIFORNIA 94612

                                                                  March 14, 1994

Dear Stockholder:

     The Annual Meeting of Stockholders of Golden West Financial Corporation will be held April 28, 1994, at 11:00 a.m. on the fourth floor of the Company's headquarters located at 1901 Harrison Street, Oakland, California. The management and directors of Golden West Financial Corporation look forward to meeting with you at that time.

     Attached to this letter is the formal notice of meeting and proxy statement. I urge you to complete and return the enclosed proxy immediately. A prepaid return envelope is provided for that purpose. If you attend the meeting, you may withdraw your previously mailed proxy and vote at the meeting.

     Sincerely yours,

                               HERBERT M. SANDLER
                           Chairman of the Board and
                            Chief Executive Officer
                               MARION O. SANDLER
                           Chairman of the Board and
                            Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                       OF

                       GOLDEN WEST FINANCIAL CORPORATION

     The Annual Meeting of Stockholders of Golden West Financial Corporation (the "Company") will be held on the fourth floor of the Company's headquarters located at 1901 Harrison Street, Oakland, California on Thursday, April 28, 1994, at 11:00 a.m. for the following purposes:

     (1) To elect three members of the Board of Directors to hold office for three-year terms and until their successors are duly elected and qualified;

     (2) To ratify the selection of independent auditors; and

     (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The close of business on March 1, 1994 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at this meeting or any adjournment thereof. A list of such stockholders will be available at the time and place of the meeting and, during ten days prior to the meeting, at the office of the Secretary of Golden West Financial Corporation, 1901 Harrison Street, Oakland, California.

                                          By order of the Board of Directors.

                                          ROBERT C. ROWE
                                          Vice President and Secretary

March 14, 1994

IMPORTANT: TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE, DATE,
           SIGN AND MAIL THE ENCLOSED PROXY PROMPTLY IN THE RETURN ENVELOPE WHICH HAS BEEN PROVIDED.

                                PROXY STATEMENT

     The enclosed proxy is solicited on behalf of the Board of Directors of Golden West Financial Corporation (the "Company") to be used at the Annual Meeting of Stockholders on April 28, 1994 for the purposes set forth in the foregoing notice. Any stockholder may revoke his proxy at any time prior to exercise by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date, or upon request if such stockholder is present at the meeting and chooses to vote in person.

     The expense of soliciting proxies will be paid by the Company. Proxies may be solicited by regular employees of the Company personally or by telephone or telegraph, and the Company will upon request reimburse persons holding shares in their names, or the names of their nominees, but not owning the shares beneficially, for reasonable expenses of forwarding proxy materials to their principals.

     The principal executive offices of the Company are located at 1901 Harrison Street, Oakland, California 94612. This Proxy Statement and the enclosed Proxy are being sent or given to stockholders commencing March 14, 1994.

                               VOTING SECURITIES

     Only stockholders of record on the books of the Company as of 5:00 p.m., March 1, 1994, will be entitled to vote at the Annual Meeting. As of the close of business on March 1, 1994, there were outstanding 64,008,385 shares of Common Stock of the Company, $.10 par value. Stockholders are entitled to one vote for each share held except that, in the election of directors, each stockholder has cumulative voting rights and is entitled to as many votes as equal the number of shares held by such stockholder multiplied by the number of directors to be elected (three), which votes may be cast for a single candidate or distributed among any or all candidates as such stockholder sees fit. The three candidates for director receiving the highest number of votes shall be elected. Consistent with Delaware law, abstentions and broker non-votes will not be counted, except that shares owned by stockholders submitting signed proxies will be counted for the purpose of determining whether a quorum of stockholders is present at the Annual Meeting.

                             ELECTION OF DIRECTORS

     Pursuant to Article Seventh of the Company's Certificate of Incorporation, the Board of Directors is divided into three classes, each of which consists of three directors. The first class of directors is being elected at the 1994 Annual Meeting and will serve until the 1997 Annual Meeting. The second class of directors will serve until the 1995 Annual Meeting and the third class of directors will serve until the 1996 Annual Meeting.

     Three directors are to be elected at the 1994 Annual Meeting. Kenneth T. Rosen, William D. McKee, and Herbert M. Sandler are nominees for directors. Messrs. Rosen and Sandler were elected directors by a vote of the stockholders at the 1991 Annual Meeting of Stockholders. Mr. McKee was elected by a vote of the stockholders at the 1993 Annual Meeting of Stockholders as a member of the third class of directors. In connection with the resignation of a director from the first class during 1994, Mr. McKee resigned from the third class of directors and was appointed to the first class of directors to fill the vacancy and to complete the term of the resigned director.

     In the absence of instructions to the contrary, shares represented by the enclosed proxy will be voted FOR the election of the above nominees to the Board of Directors. If any of such persons are unable or unwilling to be nominated for the office of director at the date of the Annual Meeting, or any adjournment thereof, the proxy holders will vote for such substitute nominees as the Company's Board of Directors may propose. The management has no reason to believe that any of such nominees will be unable or unwilling to serve if elected a director. Notwithstanding the foregoing, if one or more persons other than those named above are nominated as candidates for the office of director, the proxy holders may cumulate votes and the enclosed proxy may be voted in favor of any one or more of the nominees named above, to the exclusion of others, and in such order of preference as the proxy holders may determine in their discretion.

     Set forth below is certain information concerning the nominees and the members of the Board of Directors who will continue in office after the 1994 Annual Meeting:

                                                                                COMMON STOCK BENEFICIALLY
                                                                                       OWNED AS OF
                                                                                  FEBRUARY 28, 1994(1)
    CONTINUING DIRECTORS           BUSINESS EXPERIENCE       SERVED AS         ---------------------------
      AND NOMINEES FOR           DURING PAST FIVE YEARS      DIRECTOR            NUMBER          PERCENT
      DIRECTOR (CLASS)            AND OTHER INFORMATION        SINCE     AGE   OF SHARES         OF CLASS
- ----------------------------  -----------------------------  ---------   ---   ----------       ----------
Louis J. Galen(III)           Retired (Since 1982) Company      1959     68     1,252,306(2)        2.0%
                              Officer; Private Investor;
                              Director of Trans World Bank
William Patrick Kruer(II)     Managing Partner, Patrick         1989     49           500             --
                              Development Ltd., Real Estate
                              Development Firm
William D. McKee(I)           Retired (Since 1988) Partner,     1970     67        76,167(4)         .1%
                              Orrick, Herrington &
                              Sutcliffe, Law Firm;
                              Commercial Arbitrator (3)
Bernard A. Osher(III)         Chairman, Butterfield and         1970     66     3,587,650           5.6%
                              Butterfield, Auctioneers
Kenneth T. Rosen(I)           Professor of Business             1984     45         3,000             --
                              Administration, Haas School
                              of Business; Chairman of the
                              Center for Real Estate and
                              Urban Economics, University
                              of California, Berkeley
Paul Sack(II)                 Principal, The Paul Sack          1989     66         3,200             --
                              Properties, Real Estate
                              Investment and Private
                              Management Company
Herbert M. Sandler(I)(5)      Chairman of the Board and         1963     62     5,172,581(6)(7)     8.1%
                              Chief Executive Officer of
                              the Company and World Savings
                              and Loan Association
Marion O. Sandler(II)(5)      Chairman of the Board and         1963     63     5,474,541(6)(8)     8.6%
                              Chief Executive Officer of
                              the Company and World Savings
                              and Loan Association
All directors and officers as a group (14 persons)                             11,583,514(9)       18.1%

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(1) Held directly with sole voting and investment powers unless otherwise noted subject to community property laws where applicable.

(2) Includes 1,209,636 shares held jointly, with shared voting and investment powers, by Mr. Galen and his spouse, as co-trustees. Also includes 42,670 shares, with shared voting and investment powers, held in trusts for Mr. Galen's children for which Mr. Galen is co-trustee.

(3) Orrick, Herrington & Sutcliffe, the law firm from which Mr. McKee has retired, has rendered legal services to the Company since 1964.

(4) Includes 16,476 shares held jointly, with shared voting and investment powers, by Mr. McKee and his spouse, as co-trustees. Also includes 59,691 shares held in trust for the benefit of Mr. McKee and members of his family.

(5) Member of the Executive Committee.

(6) Includes for both Herbert M. Sandler and Marion O. Sandler, husband and wife, 4,538,331 shares, with shared voting and investment powers, held jointly by Mr. and Mrs. Sandler, as co-trustees.

(7) Includes for Herbert M. Sandler 900 shares with voting and investment powers in trust for the benefit of his sister-in-law, 163,208 shares with shared voting and investment powers held in trusts for the benefit of Mr. and Mrs. Sandler's descendents with Mr. and Mrs. Sandler as co-trustees, and 518,000 shares which

    Mr. Sandler may acquire upon exercise of employee stock options exercisable on February 28, 1994, or within 60 days thereafter.

(8) Includes for Marion O. Sandler 30,060 shares with voting and investment powers in trust for the benefit of herself and descendents, 356,580 shares with voting and investment powers held in trusts for the benefit of Mr. and Mrs. Sandler's descendents, 163,208 shares with shared voting and investment powers held in trusts for the benefit of Mr. and Mrs. Sandler's descendents with Mr. and Mrs. Sandler as co-trustees, and 513,710 shares which Mrs. Sandler may acquire upon exercise of employee stock options exercisable on February 28, 1994, or within 60 days thereafter.

(9) Includes 6,535,959 shares as to which officers and directors share with others voting and/or investment powers. Also includes 1,287,235 shares which certain officers may acquire upon the exercise of employee stock options exercisable on February 28, 1994, or within 60 days thereafter.

     The continuing directors and nominees for elections as directors have had the principal occupations or employments set forth in the foregoing table for at least the past five years, except for Marion O. Sandler who was President and Chief Executive Officer of the Company and World Savings and Loan Association until January 1993 at which time she became Chairman of the Board and Chief Executive Officer of the Company and World Savings and Loan Association along with Herbert M. Sandler. Paul Sack was a principal and partner in RREEF Funds, a real estate investment management company, until he retired in 1992 at which time Mr. Sack resumed his active participation in The Paul Sack Properties, a real estate company which he started in 1959.

     Herbert M. Sandler and Marion O. Sandler are husband and wife. Bernard A. Osher is the brother of Mrs. Sandler. Herbert M. Sandler, Marion O. Sandler and Bernard A. Osher may be deemed to be "control" persons of the Company, within the meaning of the General Rules and Regulations adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934. The business address for Mr. and Mrs. Sandler is 1901 Harrison Street, Oakland, California 94612. The business address for Mr. Osher is 220 San Bruno Avenue, San Francisco, California 94103.

     During 1993, the Company's Board of Directors held four meetings. The Board of Directors has standing Nomination, Audit and Compensation Committees. The members of the Nominating Committee in 1993 were William Patrick Kruer, Kenneth
T. Rosen and Paul Sack. The Nominating Committee's principal function is to identify and propose to the Board qualified individuals as potential candidates for the position of Director. The Nominating Committee does not consider recommendations from stockholders for nominations for Director. The members of the Audit Committee in 1993 were William D. McKee, Kenneth T. Rosen and Warren
H. Widener. The principal function of the Audit Committee is to assist the Board of Directors in reviewing the financial statements of the Company and its subsidiaries as issued to its stockholders and others. Such Committee held four meetings of its members during 1993. The members of the Compensation Committee in 1993 were William Patrick Kruer, Kenneth T. Rosen and Paul Sack. Their report is set forth below:

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

To the Board of Directors:

     The Compensation Committee's primary function is to review and recommend, for review by the Board of Directors, the salaries and other compensation of the Company's senior executive officers. In addition, the Compensation Committee serves as the Company's Stock Option Committee which approves the grants of stock options pursuant to the Company's Stock Option Plan, including grants of stock options to executive officers of the Company. The Compensation Committee met in April of 1993 to recommend to the Board of Directors salaries and stock options, for the period May 1, 1993 through April 30, 1994, for the Company's chief executive officers ("Chief Executive Officers"), and its President and Senior Executive Vice President (together with the Chief Executive Officers, the "Senior Executive Officers"). The cash compensation of the Company's other executive officers was determined through normal annual reviews by their managers, who included one or more of the Chief Executive Officers, the President, or the Senior Executive Vice President. The compensation of each such officer was determined in those reviews with reference to the officer's individual performance in his area of responsibility and the manager's assessment of his contribution to the performance of the Company. The Compensation Committee also met in December 1993, in its capacity as the Company's Stock Option Committee, and considered grants of stock options to executive officers other than the Senior Executive Officers.

  COMPENSATION GOALS AND APPROACH

     The Committee's goals were to provide compensation that: (a) reflects both the Company's and the executives' performance; (b) compares reasonably with compensation in the relevant market; and (c) attracts and retains high quality executives. In its evaluation of executive compensation for the Senior Executive Officers, the Committee considered factors relating to the Company's performance, compared to a peer group, and the compensation of the Company's Senior Executive Officers relative to the compensation of executives in the peer group. The peer group included the top performing regional bank holding companies (BANC ONE Corp., BankAmerica Corp., Corestates Financial Corp., National City Corp., NBD Bancorp Inc., Norwest Corp., PNC Financial Corp., Republic New York Corp., SunTrust Banks, Inc., U.S. Bancorp and Wachovia Corp.) and two savings and loan holding companies (H.F. Ahmanson & Co. and Great Western Financial Corporation). Each company in the peer group, except H.F. Ahmanson & Co. and Great Western Financial Corporation, was included in the list of companies reflected in the Common Stock Performance Graph in the proxy statement for the Company's 1993 Annual Meeting. H.F. Ahmanson & Co. and Great Western Financial Corporation were added to the peer group for the purposes of the Committee's analysis because they are the two largest savings and loan holding companies in the nation.

     The Committee considered several measures of performance in evaluating the Company's performance relative to the peer group, including: total assets; net earnings; return on average assets; return on average equity; capital levels; the ratio of non-performing assets ("NPAs") and troubled debt restructured ("TDRs") to period-end loans; the ratio of net charge-offs to average loans and leases; loan loss coverage; the ratio of general and administrative expenses ("G&A") to interest income and other income; the ratio of non-interest expenses to pretax earnings; and the ratio of pretax earnings to net interest income and non-interest income. In addition, in evaluating compensation, the Committee also considered other factors, including: the attainment of long-term plans and budgets; the attainment of goals and objectives; the attainment of credit ratings by nationally-recognized rating services; the attainment of regulatory examination ratings by the Company and its principal operating subsidiary, World Savings and Loan Association; the attainment of regulatory capital standards by World Savings and Loan Association; the strategic accomplishments of the Company; and the general assessment of the executives by peers, equity analysts and others.

     With respect to total compensation, the Committee considered annual compensation of the Company's Senior Executive Officers relative to executives in the peer group, for the period 1990 through 1992, including: (i) salary, bonuses and other forms of cash compensation; and (ii) equity-based compensation, including restricted stock and stock options.(1) In general, the Committee concluded that while exact comparisons could not be made, the compensation of the Company's Senior Executive Officers for the period in question was at or near the median for the peer group.

     The Committee, in its role as the Company's Stock Option Committee, also considered stock option awards for the Company's executive officers. In general, each executive officer's eligibility for and the amount of those awards were determined considering such officer's performance, the amount of options previously granted and the Company's objectives of encouraging strong performance in the future, providing an opportunity for employees to acquire a proprietary interest in the Company and encouraging employees to remain in the employ of the Company.

- ---------------

(1) Section 162(m) of the Internal Revenue Code of 1986, as amended (recently adopted under the Omnibus Budget and Reconciliation Act of 1993), does not apply to executive officer compensation reported and discussed above for 1993. Accordingly, for compensation during the relevant time periods discussed above, the Company did not have a policy on qualifying executive officer compensation for deductibility under that Section.

  1993 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICERS

     In setting the salary and stock option awards for the Chief Executive Officers, the Committee took into account that the Company's return on average equity in 1992 was the best among all peers; return on average assets in 1992 was the best among savings and loan holding company peers and better than the average ratio of all regional bank peers; ratio of Tier 1 capital to total assets was the second best ratio among regional bank holding company peers and the best among savings and loan holding company peers; ratio of Total Risk-Weighted capital to assets was the second best ratio among regional bank holding company peers and the best among savings and loan holding company peers; ratio of NPAs and TDRs to period-end loans was the second best ratio among regional bank holding company peers and the best ratio among savings and loan holding company peers; ratio of net charge-offs to average loans was the best among all regional bank holding company peers and savings and loan holding company peers; loan loss coverage ratio was the best among all regional bank holding company peers and savings and loan holding company peers; ratio of G&A to net interest income and other income was the best ratio of all regional bank holding company peers and savings and loan holding company peers; ratio of non-interest expense to pretax earnings was the best ratio of all regional bank holding company peers and savings and loan holding company peers; and ratio of pretax earnings to net interest income and non-interest income was the best of all regional bank holding company peers and savings and loan holding company peers.

     In considering the compensation of the Chief Executive Officers, the Committee also considered the attainment of goals and objectives and plans and budgets in key areas of operations, including expense control, loan production, asset quality, branch network growth and capital growth. The Committee also considered the generally favorable results attained by the Company and its principal operating subsidiary, World Savings and Loan Association, during examinations by the Office of Thrift Supervision. Further, the Committee noted the achievement by World Savings and Loan Association of the highest possible Community Reinvestment Act rating during examinations by the Office of Thrift Supervision. The Committee also acknowledged the continued recognition of the Chief Executive Officers by the business press, equity analysts and others, with respect to the performance of the Chief Executive Officers and their contributions to the performance of the Company.

     The Committee considered the foregoing factors as a group without assigning relative weight to any one factor over another. Based upon its review of the Company's performance and the performance of the Chief Executive Officers, the Committee arrived at recommendations with respect to salaries and stock option awards.

     The Committee next evaluated the recommended compensation of the Chief Executive Officers by comparing their compensation for the period 1990 through 1992 to that of chief executive officers of companies in the peer group over the comparable period. The Committee recognized that the Chief Executive Officers' compensation included only salary and stock option components, while the components of chief executive officer compensation for the peer group included not only salary and stock options but also included other forms of cash compensation, such as bonuses and long-term incentives, and other forms of stock-based compensation, such as restricted stock. These differences in the form of compensation received by the Chief Executive Officers and that received by chief executives of companies in the peer group made exact comparisons difficult; however, the Committee reached certain general conclusions regarding the Chief Executive Officers' compensation.

     In general, the trends in the increase in the Chief Executive Officers' cash compensation for the period reviewed were consistent with such trends in the peer group. Further, for a number of the chief executives of companies in the peer group, the total amount of cash compensation received significantly exceeded the cash compensation of the Chief Executive Officers. In addition, the number of stock options awarded to the Chief Executive Officers had in a number of cases been lower than awards made to chief executives of companies in the peer group. Further, the Committee noted that the Chief Executive Officers had not been awarded forms of stock-based compensation other than stock options, while a number of the chief executives of companies in the peer group had benefitted from other forms of such compensation.

     The Committee concluded, after reviewing this data, that the compensation of the Chief Executive Officers for the period 1990 through 1992 was at or near the median compensation for chief executives of companies in the peer group for the comparable period.

     Based upon its review of the Company's performance and the performance of the Chief Executive Officers, and considering the level of compensation of the Chief Executive Officers compared to the peer group, the Committee concluded that the recommendations it had arrived at were consistent with the Committee's traditional approach to executive compensation and were appropriate in a comparative context. Accordingly, the Committee determined to recommend to the Board of Directors salaries and stock option grants, for the period May 1, 1993 through April 30, 1994, in the amounts reflected in the Summary Compensation Table located elsewhere in this proxy statement.

                                          COMPENSATION COMMITTEE
                                               William Patrick Kruer, Chairman
                                               Kenneth T. Rosen
                                               Paul Sack

SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC").

     Based solely on the Company's review of such reports and written representations from certain persons that certain of such reports were not required to be filed by such persons, no officer, director or person who owns more than ten percent of a registered class of the Company's equity securities failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934 during the year ended December 31, 1993.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership, as of the dates indicated, of each shareholder other than Herbert M. Sandler, Marion O. Sandler and Bernard A. Osher, known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock. The table also sets forth the beneficial ownership, as of February 28, 1994, of each of the executive officers named in the Summary Compensation Table located elsewhere in this proxy statement who are not also directors of the Company.

                                           AMOUNT AND NATURE           PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER    OF BENEFICIAL OWNERSHIP          CLASS
- ------------------------------------    -----------------------     ----------------
The Capital Group, Inc..............           4,721,100(1)                7.4%
333 South Hope Street
Los Angeles, CA 90071
FMR Corp............................           3,470,631(2)                5.4%
82 Devonshire Street
Boston, MA 02109
Wellington Management Company/......           6,393,600(3)(5)            10.0%
Thorndike, Paine & Lewis
75 State Street
Boston, MA 02109
The Windsor Funds, Inc.,............           6,222,400(4)(5)             9.7%
a member of the Vanguard Group
of Investment Companies
Vanguard Financial Center
Valley Forge, PA 19482
James T. Judd.......................              56,300(6)                 .1%
Senior Executive Vice President
of the Company and President and
Chief Operating Officer of
World Savings and Loan Association
1901 Harrison Street
Oakland, California 94612
Russell W. Kettell..................             355,050(6)                 .6%
President of the Company and
Senior Executive Vice President of
World Savings and Loan Association
1901 Harrison Street
Oakland, California 94612
Dirk S. Adams.......................              15,200(6)               --
Group Senior Vice President
of the Company and
World Savings and Loan Association
1901 Harrison Street
Oakland, California 94612

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(1) Includes 4,721,100 shares with sole disposition power and 1,809,300 with sole voting power, based upon SEC Schedule 13G dated February 11, 1994.

(2) Includes 3,470,631 shares with sole disposition power and 102,451 shares with sole voting power, based upon SEC Schedule 13G dated February 11, 1994.

(3) Includes 6,393,600 shares with shared disposition power and 129,000 with shared voting power, based upon SEC Schedule 13G dated February 10, 1994.

(4) Includes 6,222,400 shares with shared disposition power and 6,222,400 with sole voting power, based upon SEC Schedule 13G dated February 10, 1994.

(5) The shares reported by the Windsor Fund are also included in those reported by Wellington Management Company.

(6) Includes 36,300, 162,800 and 11,200 shares which Messrs. Judd, Kettell and Adams, respectively, may acquire upon exercise of employee stock options exercisable on February 28, 1994 or within 60 days thereafter.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

     The cash compensation paid to each of the two Chief Executive Officers and to the three most highly compensated executive officers of the Company, for services in all capacities to the Company and its subsidiaries is set forth below:

                           SUMMARY COMPENSATION TABLE
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

                                                                                              LONG TERM
                                                         ANNUAL COMPENSATION                 COMPENSATION
                                              ------------------------------------------     ------------
                                                               OTHER ANNUAL                   ALL OTHER
                                                               COMPENSATION      OPTIONS     COMPENSATION
    NAME AND PRINCIPAL POSITION      YEAR     SALARY($)(A)        ($)(B)         (#)(C)         ($)(D)
- -----------------------------------  ----     ------------     -------------     -------     ------------
HERBERT M. SANDLER                   1993       $847,333          $ 8,657         35,000        $5,078
  Chairman of the Board and Chief    1992        808,333            5,206             --         4,945
  Executive Officer of the Company   1991        768,333            6,256         10,000         4,819
  and World Savings and Loan
  Association
MARION O. SANDLER                    1993        847,333            8,313         35,000         5,078
  Chairman of the Board and Chief    1992        808,333            4,997             --         4,945
  Executive Officer of the Company   1991        768,333            6,076         10,000         4,819
  and World Savings and Loan
  Association
JAMES T. JUDD                        1993        605,896(E)         7,136         17,500         5,078
  Senior Executive Vice President    1992        591,885(E)         7,193             --         4,945
  of the Company and President and   1991        561,868(E)         7,466          5,000         4,819
  Chief Operating Officer of World
  Savings and Loan Association
RUSSELL W. KETTELL                   1993        459,320            2,989         17,500         5,078
  President of the Company and       1992        437,447            2,930             --         4,945
  Senior Executive Vice President    1991        408,568            2,572          5,000         4,819
  of World Savings and Loan
  Association
DIRK S. ADAMS                        1993        270,672            1,907          2,500         5,078
  Group Senior Vice President of     1992        255,348            1,579          9,000         4,945
  the Company and World Savings and  1991        239,760            1,334          4,000         4,819
  Loan Association

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(A) Amounts shown include cash compensation earned and received by executive officers.

(B) Amounts are for cash reimbursement for income taxes incurred by individuals on fringe benefits.

(C) Options granted are under the Company's 1987 Stock Option Plan which provides for the issuance of both incentive stock options and nonqualified stock options.

(D) Amounts shown in this column represent Company contributions on behalf of each of these officers to the Company's 401(K) plan, $4,497 (1993), $4,364
     (1992) and $4,238 (1991), and payments by the Company for term life insurance for executive officers in excess of their individual contributions, $581 (1993, 1992 and 1991).

(E) Amounts for Mr. Judd also include $100,000 in each year, which amounts were vested and available to be paid to Mr. Judd at his election pursuant to a deferred compensation agreement. Such amounts were received during 1992 and 1991; in 1993 he elected to receive only $66,667.

INDEBTEDNESS OF MANAGEMENT

     During 1993, David C. Welch, Group Senior Vice President and Treasurer of the Company and World Savings and Loan Association, was indebted to the Company for two residential loans. The largest aggregate balance outstanding from January 1, 1993 to February 28, 1994 was $362,659. The annual interest rate charged on this indebtedness was from 4.82% to 7.05%. The amount of indebtedness outstanding at February 28, 1994 was $347,061.

     During 1993, J. L. Helvey, Group Senior Vice President of the Company and World Savings and Loan Association, was indebted to the Company for a residential loan. The largest aggregate balance outstanding from January 1, 1993 to February 28, 1994 was $143,598. The annual interest rate charged on this indebtedness was from 5.07% to 5.85%. The amount of indebtedness outstanding at February 28, 1994 was $137,424.

DEFERRED COMPENSATION

     The Company has entered into deferred compensation agreements with certain of the key employees of the Company and its subsidiaries, as selected by the Office of the Chairman, including Messrs. Judd, Kettell and Adams.

     The agreements provide for benefits payable in monthly installments over ten years upon retirement at age 65 or upon the death of the employee (paid to his beneficiary). The agreements contain vesting schedules that provide for full vesting by ages ranging from 58 to 63, depending upon the age of the employee at the time the agreement was executed. The vesting schedules provide that one-third of the benefits vest during the first half of the vesting period and two-thirds vest during the second half.

     The annual installments payable upon retirement at age 65 or death to Messrs. Judd, Kettell and Adams are $300,000, $375,000 and $60,000, respectively. As of December 31, 1993, Messrs. Judd, Kettell, and Adams had accumulated vested benefits of $666,400, $860,900 and $53,300, respectively, pursuant to the agreements. During 1993, the following amounts under the agreements were vested for the accounts of Messrs. Judd, Kettell and Adams, respectively: $142,800, $180,900 and $20,000. In addition, Mr. Judd has $633,333 in fully vested benefits remaining from a separate deferred compensation agreement that provides for an aggregate of 120 monthly installments of $8,333 each to be paid to him at his election.

     The Company carries life insurance policies on the lives of these employees in amounts estimated to be sufficient to cover its obligations under the agreements. If assumptions as to mortality experiences, future policy dividends and other factors are realized, the Company will recover an amount equal to all retirement payments under the agreements, plus the premiums on the insurance contracts and the interest that could have been earned on the use of the premium payments.

COMPENSATION OF DIRECTORS

     An annual retainer of $12,000, paid monthly, and a fee of $2,000 for each Board of Directors meeting attended is paid to directors who are not employees of the Company. In addition, the Chairman of the Audit Committee receives a fee of $1,000 per Audit Committee meeting attended and each of the other members of the Audit Committee receives a fee of $750 for each Audit Committee meeting attended.

STOCK OPTIONS

     Information concerning individual grants of stock options made to the two Chief Executive Officers and the three most highly compensated executive officers of the Company during the year ended December 31, 1993 is set forth below:

                              OPTION GRANTS TABLE
                 OPTION GRANTS FOR YEAR ENDED DECEMBER 31, 1993

                                           INDIVIDUALS GRANTS
                            -------------------------------------------------     POTENTIAL REALIZABLE
                                         % OF                                    VALUE AT ASSUMED ANNUAL
                                     TOTAL OPTIONS                                RATES OF STOCK PRICE
                                      GRANTED TO                                 APPRECIATION FOR OPTION
                            OPTIONS    EMPLOYEES     EXERCISE OR                          TERM
                            GRANTED    IN FISCAL     BASE PRICE    EXPIRATION   -------------------------
           NAME              (#)         YEAR          ($/SH)         DATE       5%($)           10%($)
- --------------------------  ------   -------------   -----------   ----------   --------       ----------
Herbert M. Sandler........  30,400         9.2%        $ 42.75     05/29/2003   $817,000       $2,071,000
                             4,600         1.4           42.75     04/29/2003    124,000          313,000
Marion O. Sandler.........  35,000        10.6           42.75     05/29/2003    941,000        2,385,000
James T. Judd.............  12,900         3.9           42.75     05/29/2003    347,000          879,000
                             4,600         1.4           42.75     04/29/2003    124,000          313,000
Russell W. Kettell........  12,900         3.9           42.75     05/29/2003    347,000          879,000
                             4,600         1.4           42.75     04/29/2003    124,000          313,000
Dirk S. Adams.............   2,500          .8           38.00     01/15/2004     60,000          151,000

     Information concerning exercises of stock options by the two Chief Executive Officers and the three most highly compensated executive officers of the Company during the year ended December 31, 1993 and certain information concerning unexercised stock options is set forth below:

                    OPTION EXERCISES AND YEAREND VALUE TABLE

      AGGREGATED OPTION EXERCISES FOR THE YEAR ENDED DECEMBER 31, 1993 AND
                    DECEMBER 31, 1993 YEAREND OPTION VALUES

                                                                                           VALUE OF UNEXERCISED
                                                             NUMBER OF UNEXERCISED             IN-THE-MONEY
                                                             OPTIONS AT FY-END(#)         OPTIONS AT FY-END($)(B)
                      SHARES ACQUIRED        VALUE        ---------------------------   ---------------------------
        NAME          ON EXERCISE(#)    REALIZED($)(A)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- --------------------  ---------------   ---------------   -----------   -------------   -----------   -------------
Herbert M.
  Sandler...........       54,000         $ 1,559,250       518,000        145,000      $12,878,500    $ 2,151,250
Marion O. Sandler...       40,700           1,175,213       513,710        145,000       12,768,188      2,151,250
James T. Judd.......        8,000             305,000        62,000         77,500        1,645,500      1,122,375
Russell W.
  Kettell...........      --                 --             162,800         77,500        4,296,212      1,122,375
Dirk S. Adams.......        4,800             155,400        19,200         20,500          425,487        156,813

- ---------------

(A) Market value of underlying securities at exercise date less the option price.

(B) Market value of unexercised "in-the-money" options at yearend less the option price of the "in-the-money" options.

COMMON STOCK PERFORMANCE GRAPH

     The graph below compares the yearly percentage change in the Company's cumulative total stockholder return on its Common Stock for the five years ended December 31, 1993 with the cumulative total return, assuming reinvestment of dividends, of each of the Standard & Poor's 500 Stock Index and an index of peer issuers. Cumulative total stockholder return is measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment and (B) the difference between the Company's share price at the beginning and the end of the measurement period by (ii) the share price at the beginning of the measurement period. The issuers included in the peer index are all regional bank holding companies that have assets in excess of $20 billion and a primary bank operating subsidiary rated as high or higher than the Company's principal subsidiary, World Savings and Loan Association, (A1 or better by Moody's and A+ or better by Standard & Poor's): namely, BANC ONE Corp.; BankAmerica Corp.; Boatmen's Bancshares; Corestates Financial Corp.; First Bank System; First Chicago Corp.; First Union Corporation; National City Corp.; Nations Bank Corp.; NBD Bancorp Inc.; Norwest Corp.; PNC Financial Corp.; Republic New York Corp.; SunTrust Banks, Inc.; U.S. Bancorp; Wachovia Corp. The returns of each component issuer of such group have been weighted according to the stock market capitalization of the respective issuer.

                             [PERFORMANCE GRAPH]

                          TOTAL SHAREHOLDERS RETURN

                              Golden West
                               Financial        S&P 500
  Measurement Period          Corporation       COMP-LTD         Peer Group
  __________________          ___________       _________        __________
Measurement Pt-12/31/88         $100.00          $100.00         $100.00
    FYE 1989                    $172.44          $131.49         $130.15
    FYE 1990                    $159.03          $127.32         $110.72
    FYE 1991                    $283.27          $166.21         $185.71
    FYE 1992                    $281.61          $179.30         $232.27
    FYE 1993                    $254.81          $197.23         $237.40

                              APPROVAL OF AUDITORS

     The Board of Directors has appointed Deloitte & Touche to serve as the Company's independent auditors for the year ending December 31, 1994, subject to stockholder approval. If the stockholders do not vote in favor of the appointment of Deloitte & Touche, the Board of Directors will consider the selection of other auditors.

     Representatives of Deloitte & Touche will be present at the Annual Meeting of Stockholders and will be available to respond to appropriate questions. They will be given the opportunity to make a statement, if they desire to do so.

     Deloitte & Touche has served as the Company's independent auditors since 1963 and was selected by the Board of Directors to serve in 1993, which selection was ratified and approved by the stockholders of the Company on April 29, 1993. In order to be adopted, the proposal to approve the appointment of Deloitte & Touche as auditors for the Company must be approved by the holders of a majority of the outstanding shares of Common Stock present or represented by proxy and entitled to vote at the meeting. The Board of Directors recommends a vote FOR the appointment of Deloitte & Touche to serve as the Company's independent auditors for the year ending December 31, 1994.

                STOCKHOLDERS' PROPOSALS FOR NEXT ANNUAL MEETING

     Stockholders' proposals intended to be presented at the 1995 Annual Meeting of Stockholders of the Company must be received by the Company not later than November 10, 1994, for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting. Proposals should be addressed to the Company at 1901 Harrison Street, Oakland, California, 94612, Attention: Corporate Secretary.

                                 OTHER MATTERS

     The management knows of no business other than that mentioned above to be transacted at the Annual Meeting, but if other matters do properly come before the meeting it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their judgment, and discretionary authority to do so is included in the proxy.

                                          GOLDEN WEST FINANCIAL CORPORATION
                                          Oakland, California

March 14, 1994

                                       PROXY SOLICITED BY BOARD OF DIRECTORS
                                       The undersigned hereby appoints BERNARD
                                   A. OSHER,
GOLDEN                 PROXY
                                   MARION O. SANDLER, and J. L. HELVEY, or any
                                   of them, each with
WEST
                                   power of substitution, as proxies of the
                                   undersigned to attend the Annual Meeting of
                                   Stockholders of Golden West Financial
                                   Corporation (the
FINANCIAL
                                   "Company"), to be held on the fourth floor of the Company's headquarters
CORPORATION
                                   -
                                   located at 1901 Harrison Street, Oakland,
                                   California, on April 28, 1994 at 11:00 a.m., and any adjournment thereof, and to vote the number of shares of Common Stock, $.10 par value, of the Company, which the undersigned would be entitled to vote if personally present on the following:
(1) ELECTION OF DIRECTORS
                           / /FOR all nominees listed below
                              (except as marked to the contrary below)
                                                    / /WITHHOLD AUTHORITY to
                                                       for all nominees listed
                                                       below
                                                      vote
              Kenneth T. Rosen, William McKee, Herbert M. Sandler

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW)

- --------------------------------------------------------------------------------

(2) RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE, independent public accountants, to examine the accounts of the Company for the current fiscal year.

                 / / FOR        / / AGAINST        / / ABSTAIN

(3) In their discretion, upon all other matters as may properly be brought before the meeting or any adjournment thereof.

                                    (Continued and to be signed on reverse side)

(Continued from other side)

    THIS PROXY WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS GIVEN. IN THE ABSENCE OF SUCH INSTRUCTIONS, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS NOMINATED BY MANAGEMENT AND FOR PROPOSAL 2.

    Please date and sign below exactly as your name or names appear hereon. If more than one name appears, all should sign. Joint owners should each sign personally. Corporate proxies should be signed in full corporate name by an authorized officer and attested. Persons signing in a fiduciary capacity should indicate their full names in such capacity.

                                                    ----------------------------
                                                     (Signature of Stockholder)

                                                    ----------------------------
                                                     (Signature of Stockholder)
                                                    Dated:                , 1994

 STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE
                               ENCLOSED ENVELOPE.